Exhibit 15.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our report dated September 28, 2009 on the consolidated financial statements of Teryl Resources Corp. as at May 31, 2009 and 2008, and for the years ended May 31, 2008, 2007 and 2007 that are included in the Company's Annual Report Form 20-F filing.

In addition, we consent to the reference to us under the heading “Statement by Experts” in the Annual Report.

Vancouver, Canada	“Morgan & Company”

December __, 2009	Chartered Accountants